                                                                      Exhibit 99

UNDERTAKINGS

(a) The undersigned registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) to include any prospectus required by Section 10(a) (3) of the Securities Act of 1933 unless the information required to be included in such post-effective amendment is contained in a periodic report filed by registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 and incorporated herein by reference,

          (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement unless the information required to be included in such post-effective amendment is contained in a periodic report filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 and incorporated herein by reference, and

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

(2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

(4) that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus to each employee to whom the prospectus is sent or given, a copy of the registrant's annual report to shareholders for its last fiscal year, unless such employee otherwise has received a copy of such report in which case the registrant shall state in the prospectus that it will promptly furnish, without charge, a copy of such report on written request of the employee. If the last fiscal year of the registrant has ended within 120 days prior to the use of the prospectus, the annual report of the registrant for the preceding fiscal year may be so delivered, but within such 120-day period the annual report for the last fiscal year will be furnished to each such employee.

(c) The undersigned registrant hereby undertakes to transmit or cause to be transmitted to all employees participating in the plan, who do not otherwise receive such material as shareholders of the registrant, at the time and in the manner such material is sent to its shareholders, copies of all reports, proxy statements and other communications distributed to its shareholders generally.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                                                      Schedule I

AMERICAN INTERNATIONAL GROUP, INC. AND SUBSIDIARIES
SUMMARY OF INVESTMENTS--OTHER THAN INVESTMENTS IN RELATED PARTIES
AS OF DECEMBER 31, 1995

(in thousands)
- --------------------------------------------------------------------------------------------------------------------
                                                                                                           Amount at
                                                                                                         which shown
                                                                                                              in the
                                                                                                             Balance
Type of Investment                                                              Cost*          Value           Sheet
====================================================================================================================
Fixed maturities:
  Bonds:
    United States Government and government agencies
      and authorities                                                    $ 1,388,615     $ 1,509,771     $ 1,509,172
    States, municipalities and political subdivisions                     16,493,252      17,513,809      16,778,227
    Foreign governments                                                    7,475,635       7,816,661       7,816,652
    Public utilities                                                       2,607,553       2,837,736       2,837,736
    All other corporate                                                   12,949,690      13,499,280      13,499,305
- --------------------------------------------------------------------------------------------------------------------
  Total bonds                                                             40,914,745      43,177,257      42,441,092
  Preferred stocks                                                           459,505         620,217         459,505
- --------------------------------------------------------------------------------------------------------------------
Total fixed maturities                                                    41,374,250      43,797,474      42,900,597
- --------------------------------------------------------------------------------------------------------------------
Equity securities:
  Common stocks:
    Public utilities                                                         101,578         113,109         113,109
    Banks, trust and insurance companies                                     686,499         916,475         916,475
    Industrial, miscellaneous and all other                                3,767,257       4,265,283       4,265,283
- --------------------------------------------------------------------------------------------------------------------
  Total common stocks                                                      4,555,334       5,294,867       5,294,867
  Non-redeemable preferred stocks                                             73,497          74,454          74,454
- --------------------------------------------------------------------------------------------------------------------
Total equity securities                                                    4,628,831       5,369,321       5,369,321
- --------------------------------------------------------------------------------------------------------------------
Mortgage loans on real estate, policy and collateral loans                 7,860,532       7,885,655       7,860,532
Financial services assets:
  Flight equipment primarily under operating leases, net of
    accumulated depreciation                                              12,442,010            --        12,442,010
  Securities available for sale, at market value                           3,930,622       3,931,100       3,931,100
  Trading securities, at market value                                           --         2,641,436       2,641,436
  Spot commodities, at market value                                             --         1,079,124       1,079,124
  Unrealized gain on interest rate and currency swaps,
    options and forward transactions                                            --         7,250,954       7,250,954
  Trade receivables                                                        3,321,985            --         3,321,985
  Securities purchased under agreements to resell, at contract value       2,022,056            --         2,022,056
Other invested assets                                                      2,808,158            --         2,808,158
Short-term investments, at cost which approximates market value            2,272,528            --         2,272,528
- --------------------------------------------------------------------------------------------------------------------
Total investments                                                        $80,660,972            --       $93,899,801
====================================================================================================================

* Original cost of equity securities and, as to fixed maturities, original cost reduced by repayments and adjusted for amortization of premiums or accrual of discounts.

                                                                     Schedule II

AMERICAN INTERNATIONAL GROUP, INC. AND SUBSIDIARIES
CONDENSED FINANCIAL INFORMATION OF REGISTRANT
BALANCE SHEET -- PARENT COMPANY ONLY

(in thousands)
- -----------------------------------------------------------------------------------------------------------------------
December 31,                                                                                       1995            1994
=======================================================================================================================
Assets:
  Cash                                                                                      $       142     $        57
  Short-term investments                                                                         10,159           1,069
  Invested assets                                                                               342,585         314,404
  Carrying value of subsidiaries and partially-owned companies, at equity                    20,106,697      17,135,389
  Premiums and insurance balances receivable-net                                                 47,757          49,415
  Other assets                                                                                  290,546         288,154
- -----------------------------------------------------------------------------------------------------------------------
        Total assets                                                                        $20,797,886     $17,788,488
=======================================================================================================================
Liabilities:
  Insurance balances payable                                                                $   136,044     $   117,560
  Due to affiliates-net                                                                         298,904         483,890
  Medium term notes payable                                                                     115,000         155,000
  Zero coupon notes                                                                              73,348          65,831
  Italian Lire bonds                                                                            159,067         159,067
  Other liabilities                                                                             188,420         385,479
- -----------------------------------------------------------------------------------------------------------------------
        Total liabilities                                                                   $   970,783     $ 1,366,827
=======================================================================================================================
Capital funds:
  Common stock                                                                              $ 1,265,210     $   843,477
  Additional paid-in capital                                                                    131,828         565,410
  Unrealized appreciation of investments, net of taxes                                        1,395,064         184,556
  Cumulative translation adjustments, net of taxes                                             (456,072)       (288,074)
  Retained earnings                                                                          17,697,739      15,340,928
  Treasury stock                                                                               (206,666)       (224,636)
- -----------------------------------------------------------------------------------------------------------------------
        Total capital funds                                                                  19,827,103      16,421,661
- -----------------------------------------------------------------------------------------------------------------------
        Total liabilities and capital funds                                                 $20,797,886     $17,788,488
=======================================================================================================================

STATEMENT OF INCOME--PARENT COMPANY ONLY

(in thousands)
- -----------------------------------------------------------------------------------------------------------------------
Years Ended December 31,                                                            1995           1994            1993
=======================================================================================================================
Agency income                                                                 $    1,561     $    1,207     $     2,027
Dividend income from consolidated subsidiaries:
  Cash                                                                           728,825        898,659         907,432
Dividend income from partially-owned companies                                     1,232          1,039             744
Equity in undistributed net income of consolidated subsidiaries
  and partially-owned companies                                                1,901,252      1,499,330       1,201,155
Other income (deductions)-net                                                     43,004        (59,922)        (50,683)
- -----------------------------------------------------------------------------------------------------------------------
Income before income taxes                                                     2,675,874      2,340,313       2,060,675
Income taxes                                                                     165,491        164,798         121,902
- -----------------------------------------------------------------------------------------------------------------------
Net income                                                                    $2,510,383     $2,175,515      $1,938,773
=======================================================================================================================

                                                                     Schedule II

AMERICAN INTERNATIONAL GROUP, INC. AND SUBSIDIARIES
CONDENSED FINANCIAL INFORMATION OF REGISTRANT--(continued)
STATEMENT OF CASH FLOWS--PARENT COMPANY ONLY

(in thousands)
- ----------------------------------------------------------------------------------------------------------------------------------
Years Ended December 31,                                                            1995               1994                1993
- ----------------------------------------------------------------------------------------------------------------------------------
Cash flows from operating activities
Net income                                                                       $ 2,510,383        $ 2,175,515        $ 1,938,773
- ----------------------------------------------------------------------------------------------------------------------------------
Adjustments to reconcile net income to net cash provided
by operating activities:
Non-cash revenues, expenses, gains and losses included in income:
Equity in undistributed net income of consolidated subsidiaries and
partially-owned companies                                                         (1,901,252)        (1,499,330)        (1,201,155)
Change in premiums and insurance balances receivable and payable-net                  20,142               (666)            16,939
Change in cumulative translation adjustments                                          18,196           (138,528)            (7,088)
Other-net                                                                           (402,841)            84,185             13,657
- ----------------------------------------------------------------------------------------------------------------------------------
Total adjustments                                                                 (2,265,755)        (1,554,339)        (1,177,647)
- ----------------------------------------------------------------------------------------------------------------------------------
Net cash provided by operating activities                                            244,628            621,176            761,126
- ----------------------------------------------------------------------------------------------------------------------------------
Cash flows from investing activities:
Purchase of investments                                                              (15,005)          (101,553)           (35,226)
Change in short-term investments                                                      (9,090)             1,693            111,447
Change in collateral and guaranteed loans                                             15,000               --               (2,500)
Contributions to subsidiaries and investments in partially-owned companies           (68,398)          (462,056)          (237,899)
Other-net                                                                               (135)            (2,874)            (3,796)
- ----------------------------------------------------------------------------------------------------------------------------------
Net cash used in investing activities                                                (77,628)          (564,790)          (167,974)
- ----------------------------------------------------------------------------------------------------------------------------------
Cash flows from financing activities:
Change in medium term notes                                                          (40,000)          (140,000)            58,000
Proceeds from common stock issued                                                     20,519             14,721             13,280
Change in loans payable                                                               17,680            383,135           (377,581)
Cash dividends to shareholders                                                      (153,572)          (136,116)          (123,859)
Acquisition of treasury stock                                                        (17,646)          (178,676)           (13,148)
Redemption of preferred stock                                                           --                 --             (150,000)
Other-net                                                                              6,104               --                 --
- ----------------------------------------------------------------------------------------------------------------------------------
Net cash used in financing activities                                               (166,915)           (56,936)          (593,308)
- ----------------------------------------------------------------------------------------------------------------------------------
Change in cash                                                                            85               (550)              (156)
Cash at beginning of year                                                                 57                607                763
- ----------------------------------------------------------------------------------------------------------------------------------
Cash at end of year                                                              $       142        $        57        $       607
- ----------------------------------------------------------------------------------------------------------------------------------

NOTES TO FINANCIAL STATEMENTS--PARENT COMPANY ONLY

(1) Agency operations conducted in New York through the North American Division of AIU are included in the financial statements of the parent company.

(2) Certain accounts have been reclassified in the 1994 and 1993 financial statements to conform to their 1995 presentation.

(3) Other income (deductions)-net includes fees received from consolidated financial services subsidiaries.

(4) "Equity in undistributed net income of consolidated subsidiaries and partially-owned companies" in the accompanying Statement of Income--Parent Company Only--includes equity in the cumulative effect of accounting changes, net of tax of the minority-owned insurance operations.

(5) See also Notes to Consolidated Financial Statements.

                                                                    Schedule III

AMERICAN INTERNATIONAL GROUP, INC. AND SUBSIDIARIES
SUPPLEMENTARY INSURANCE INFORMATION
As of December 31, 1995, 1994 and 1993 and for the years then ended

(in thousands)
- -----------------------------------------------------------------------------------------------------
                                       Reserves for
                                         Losses and
                         Deferred              Loss         Reserve           Policy
                           Policy         Expenses,             for              and
                      Acquisition     Future Policy        Unearned         Contract          Premium
Segment                     Costs          Benefits        Premiums           Claims(a)       Revenue
- -----------------------------------------------------------------------------------------------------
1995
General insurance      $ 1,289,788      $33,046,717      $6,938,064      $      --        $11,405,731
Life insurance           4,477,785       20,864,635            --            708,878        8,038,150
- -----------------------------------------------------------------------------------------------------
                       $ 5,767,573      $53,911,352      $6,938,064      $   708,878      $19,443,881
- -----------------------------------------------------------------------------------------------------
1994
General insurance      $ 1,179,494      $31,435,355      $6,318,754      $      --        $10,286,831
Life insurance           3,952,751       17,432,222            --            548,243        6,724,321
- -----------------------------------------------------------------------------------------------------
                       $ 5,132,245      $48,867,577      $6,318,754      $   548,243      $17,011,152
- -----------------------------------------------------------------------------------------------------
1993
General insurance      $ 1,009,545      $30,046,172      $5,515,670      $      --        $ 9,566,640
Life insurance           3,239,864       14,638,382            --            406,516        5,746,046
- -----------------------------------------------------------------------------------------------------
                       $ 4,249,409      $44,684,554      $5,515,670      $   406,516      $15,312,686
- -----------------------------------------------------------------------------------------------------

- -----------------------------------------------------------------------------------------------------

                                         Losses and   Amortization
                                               Loss    of Deferred
                               Net         Expenses         Policy             Other              Net
                        Investment        Incurred,    Acquisition         Operating         Premiums
Segment                     Income         Benefits          Costs(b)       Expenses          Written
- -----------------------------------------------------------------------------------------------------
1995
General insurance      $ 1,545,717      $ 8,659,835      $1,108,040      $ 1,276,273      $11,893,022
Life insurance           2,264,905        7,088,034         620,487        1,536,632             --
- -----------------------------------------------------------------------------------------------------
                       $ 3,810,622      $15,747,869      $1,728,527      $ 2,812,905      $11,893,022
- -----------------------------------------------------------------------------------------------------
1994
General insurance      $ 1,435,092      $ 8,005,601      $  955,311      $ 1,178,402      $10,865,753
Life insurance           1,748,428        5,782,561         537,364        1,287,046             --
- -----------------------------------------------------------------------------------------------------
                       $ 3,183,520      $13,788,162      $1,492,675      $ 2,465,448      $10,865,753
- -----------------------------------------------------------------------------------------------------
1993
General insurance      $ 1,340,480      $ 7,576,016      $  839,167      $ 1,141,066      $10,025,903
Life insurance           1,499,714        4,891,357         469,310        1,158,058             --
- -----------------------------------------------------------------------------------------------------
                       $ 2,840,194      $12,467,373      $1,308,477      $ 2,299,124      $10,025,903
- -----------------------------------------------------------------------------------------------------

(a) Reflected in insurance balances payable on the accompanying balance sheet.

(b) Amounts shown for general insurance segment exclude amounts deferred and amortized in the same period.

                                                                     Schedule IV

AMERICAN INTERNATIONAL GROUP, INC. AND SUBSIDIARIES
REINSURANCE
As of December  31, 1995, 1994 and 1993 and for the years then ended

(dollars in thousands)
- -----------------------------------------------------------------------------------------------------
                                                                                           Percent of
                                                   Ceded        Assumed                        Amount
                                                to Other     from Other              Net      Assumed
                            Gross Amount       Companies      Companies           Amount       to Net
- -----------------------------------------------------------------------------------------------------
1995
Life insurance in-force     $376,097,107     $34,779,331     $  239,787     $341,557,563          0.1%
- -----------------------------------------------------------------------------------------------------
Premiums:
General insurance           $ 16,357,919     $ 6,002,098     $1,537,201     $ 11,893,022         12.9%
Life insurance                 8,234,425         207,272         10,997        8,038,150          0.1
- -----------------------------------------------------------------------------------------------------
Total premiums              $ 24,592,344     $ 6,209,370     $1,548,198     $ 19,931,172          7.8%
- -----------------------------------------------------------------------------------------------------
1994
Life insurance in-force     $333,378,811     $30,184,126     $  235,278     $303,429,963          0.1%
- -----------------------------------------------------------------------------------------------------
Premiums:
General insurance           $ 15,368,001     $ 5,526,656     $1,024,408     $ 10,865,753          9.4%
Life insurance                 6,877,256         161,928          8,993        6,724,321          0.1
- -----------------------------------------------------------------------------------------------------
Total premiums              $ 22,245,257     $ 5,688,584     $1,033,401     $ 17,590,074          5.9%
- -----------------------------------------------------------------------------------------------------
1993
Life insurance in-force     $257,162,102     $13,006,029     $1,287,379     $245,443,452          0.5%
- -----------------------------------------------------------------------------------------------------
Premiums:
General insurance           $ 13,633,638     $ 4,875,352     $1,267,617     $ 10,025,903         12.6%
Life insurance                 5,914,007         178,511         10,550        5,746,046          0.2
- -----------------------------------------------------------------------------------------------------
Total premiums              $ 19,547,645     $ 5,053,863     $1,278,167     $ 15,771,949          8.1%
- -----------------------------------------------------------------------------------------------------

                                                                     Schedule VI

AMERICAN INTERNATIONAL GROUP, INC. AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION
CONCERNING PROPERTY/CASUALTY INSURANCE OPERATIONS
As of December 31, 1995, 1994, 1993 and for the years then ended

(in thousands)
- ---------------------------------------------------------------------------------------------------------------

                                           Discount                Losses and Loss
                                            If Any,                Expenses Incurred
                                      Deducted from                    Related to                          Paid
                                       Reserves for           --------------------------                 Losses
                                         Losses and           Current              Prior               and Loss
Affiliation With Registrant           Loss Expenses             Year               Years               Expenses
- ---------------------------------------------------------------------------------------------------------------
1995
  AIG and consolidated subsidiaries         $21,000          $8,935,400          $(275,600)          $7,385,900
1994
  AIG and consolidated subsidiaries         $21,000          $8,158,400          $(152,800)          $7,143,700
1993
  AIG and consolidated subsidiaries         $21,000          $7,530,700          $  45,300           $6,775,800
- ---------------------------------------------------------------------------------------------------------------

Note: The ending reserves of 50% or less owned equity investees (minority-owned companies) are less than 5% of the total reserves.